Amendment to Consulting Agreement

Whereas, Glen Rose Petroleum Corporation and Blackwood Capital, Ltd. have entered into Consulting Agreement dated January 15, 2008 (“Consulting Agreement”).

Whereas, the parties have mutually determined to amend the Consulting Agreement to cover the additional services of Mr. Andrew Taylor-Kimmins provides to the Company as an officer and director, to extend the term of the Agreement, to provide a new notice designation for the Company, and to account for the reincorporation and name change from United Heritage Corporation to Glen Rose Petroleum Corporation.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed to amend the Consulting Agreement as follows:

References to United Heritage Corporation in the Consulting Agreement are hereby deemed to be references to Glen Rose Petroleum Corporation, a Delaware Corporation.

Sections 2, 3 and 19 of the Consulting Agreement are hereby amended and restated to state:

2.           Services. The Consultant agrees, to the extent reasonably required in the conduct of the business of the Company, to provide the Company with its judgment and experience with respect to business development services for the Company as it reasonably requests. The services may include, without limitation, the following:

(a)	Review business plans and projections;

(b)	Review and analyze financial data;

(c)	Advise on the Company’s capital structure and on alternatives structures for raising capital;

(d)	Review and advise on prospective mergers and acquisitions;

(e)	Advise on issues relating to public offerings;

(f)	Advise the Company on debt refinancing;

(g)	Review managerial needs and advise with respect to managerial candidates; and

(h)	Advise on issues relating to financial public relations.

(i)	Andrew Taylor-Kimmins, a principal of Consultant, serving as a member of the Company’s Board of Directors.

(j)	Andrew Taylor-Kimmins, a principal of Consultant, serving as the Company’s president and chief financial officers

3.            Term.  The Consultant’s retention hereunder shall be for a term of one year commencing on the date of this Agreement until terminated in accordance with the terms of this Agreement (the “Term”).  This Agreement was renewed effective January 15, 2009 through the period of January 15, 2010 and is renewable for one-year terms thereafter at the determination of the Board of Directors.  This Agreement may be terminated by either party upon 45 days written notice to the other.  No termination shall affect the Company’s obligation to pay compensation owing pursuant to Paragraph 4.

19.  Notices. All notices, requests, consents, and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth below or to such other address as the party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by recognized overnight courier, (c) sent by facsimile transmission, or (d) sent by registered or certified mail, return receipt requested, postage prepaid.

If to the Consultant:

BLACKWOOD CAPITAL LIMITED
14 Rue du Rhone
Geneva, CH-1200
Attn: Andrew Taylor-Kimmins

If to the Company:

GLEN ROSE PETROLEUM CORPORATION
c/o Weisshorn Management
400 Rella Blvd.
Montebello, NY 10901
Attn: Walter Reissman
Facsimile: 845-368-0071

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, (iii) sent by facsimile transmission, at the time the receipt thereof has been acknowledged by electronic confirmation of otherwise, or (iv) if sent by registered of certified mail, on the fifth business day following the day such mailing is sent. The address of any party herein may be changed at any time by written notice to the parties in accordance with the preceding provisions.

GLEN ROSE PETROLEUM CORPORATION

By:

Name: Paul K. Hickey
Title: Chair of Executive Committee of Board of Directors

BLACKWOOD CAPITAL LIMITED

By:
Name: Andrew Taylor-Kimmins
Title: Authorized Signatory